Exhibit 16.1

April 25, 2024

Securities and Exchange Commission

100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by OpGen, Inc. under Item 4.01 of its Form 8-K dated April 25, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of OpGen, Inc. contained therein.

Very truly yours,

/s/ UHY LLP

Melville, NY

A member of UHY international, a network of independent accounting and consulting firms